1


Exhibit 23(1)

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated September 7, 2001 included in The Fairchild Corporation's Form 10-K for the year ended June 30, 2001, and to all references to our Firm included in or made a part of this Form S-8 registration statement to register 86,942 Class A Shares of Common Stock Issuable Under the 2001 Non-Employee Directors Stock Option Plan of The Fairchild Corporation.


 ARTHUR ANDERSEN LLP


            /s/
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Washington, D.C.
February 15, 2002